EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Emisphere Technologies, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael M. Goldberg, as Chief Executive Officer of the Company, Elliot M. Maza, Chief Financial Officer and Noelle D. Whitehead, Chief Accounting Officer, of the Company certify, pursuant to and for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2006

/s/ Michael M. Goldberg, M.D.

Michael M. Goldberg, M.D.
Chief Executive Officer

/s/ Elliot M. Maza

Elliot M. Maza
Chief Financial Officer

/s/ Noelle D. Whitehead

Noelle D. Whitehead
Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Emisphere Technologies, Inc. and will be retained by Emisphere Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.